UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 12, 2018

NEULION, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-53620	98-0469479
(Commission File Number)	(IRS Employer Identification No.)

1600 Old Country Road, Plainview, NY	11803
(Address of Principal Executive Offices)	(Zip Code)

(516) 622-8300
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).          Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.01 Completion of Acquisition or Disposition of Assets.

As previously reported, on December 18, 2017, NeuLion, Inc. (the “Company”) entered into an agreement (the “Purchase Agreement”) with an affiliate (the “Buyer”) of Fortress Investment Group pursuant to which the Company agreed to sell certain DivX assets, intellectual property and subsidiaries (collectively, the “Assets”) to the Buyer.  The transactions contemplated by the Purchase Agreement closed on February 12, 2018.

Pursuant to the Purchase Agreement, the Company sold the Assets to the Buyer for cash consideration of $41.5 million.  The Assets accounted for approximately $15.0 million and $20.7 million of the Company’s consolidated GAAP revenues for the nine months ended September 30, 2017 and the year ended December 31, 2016, respectively.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
1.1	Purchase Agreement dated December 18, 2017 between the Company and DivX CF Holdings LLC
99.1	Pro Forma Financial Information
99.2	Press Release dated February 12, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEULION, INC.

Date: February 12, 2018	By:	/s/ Roy E. Reichbach
		Name:	Roy E. Reichbach
		Title:	President and Chief Executive Officer